Exhibit 99.1

The Bank of New York Mellon Corporation

The name of each director and executive officer of The Bank of New York Mellon Corporation is set forth below. The business address of each person listed below is c/o The Bank of New York Mellon Corporation, 240 Greenwich Street, New York, New York 10286. Each person is a citizen of the United States of America. Hani Kablawi is also a citizen of the United Kingdom.

Directors Name	Occupation

Linda Z. Cook	Managing Director of EIG Global Energy Partners and CEO of Harbour Energy, Ltd.
Joseph J. Echevarria	Retired CEO of Deloitte LLP
Todd P. Gibbons	Interim Chief Executive Officer of The Bank of New York Mellon Corporation
Jeffrey A. Goldstein	Chief Executive Officer, SpringHarbor Financial Group LLC and Senior Advisor, Hellman & Friedman LLP
Edmund F. “Ted” Kelly	Retired Chairman of Liberty Mutual Group
Jennifer B. Morgan	Executive Board Member of SAP and President of SAP Americas and Asia Pacific Japan, Global Customer Operations
Elizabeth E. Robinson	Retired Global Treasurer of the Goldman Sachs Group
Samuel C. Scott III	Retired Chairman, President and CEO of Ingredion Incorporated
Alfred “Al” W. Zolar	Executive Partner at Siris Capital Group, LLC

Executive Officers Name	Position
Todd P. Gibbons	Interim Chief Executive Officer
Jolen Anderson	Global Head of Human Resources
Paul Camp	Chief Executive Officer, Treasury
Jim Crowley	Chief Executive Officer, Pershing
Bridget E. Engle	Senior Executive Vice President and Chief Information Officer
Mitchell E. Harris	Chief Executive Officer, Investment Management
Hani Kablawi	Head of International and Chairman, EMEA
Catherine Keating	Chief Executive Officer, Wealth Management
Senthil S. Kumar	Senior Executive Vice President and Chief Risk Officer
Francis La Salla	Chief Executive Officer, Issuer Services
J. Kevin McCarthy	Senior Executive Vice President and General Counsel
Lester Owens	Senior Executive Vice President and Head of Operations
Roman Regelman	Senior Executive Vice President and Head of Asset Servicing and Digital
Brian Ruane	Chief Executive Officer, Government Securities Services Corp. and Collateral
Michael Santomassimo	Chief Financial Officer
Akash Shah	Senior Executive Vice President and Head of Strategy and Global Client Management
James Wiener	Senior Executive Vice President and Head of Capital and Balance Sheet Strategy